State of Delaware

                Office of the Secretary of State

________________________________________________________________

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "XCL LTD.", FILED IN THIS OFFICE ON THE SIXTH DAY OF MARCH, A.D. 1998, AT 2:30 O'CLOCK P.M.



              [GREAT SEAL OF THE STATE OF DELAWARE]


                                     /s/ Edward J. Freel
[SEAL OF SECRETARY OF STATE]         ____________________________
                              Edward J. Freel, Secretary of State

2147839     8100                     AUTHENTICATION:     8961508

981088543                                      DATE:     03/10/98
     CERTIFICATE OF CORRECTION FILED TO CORRECT
     A CERTAIN ERROR IN THE CERTIFICATE OF
     DESIGNATION OF XCL LTD.
     FILED IN THE OFFICE OF THE SECRETARY OF STATE
     OF DELAWARE ON MARCH 4, 1998






           XCL  Ltd., a corporation organized and existing  under

and  by  virtue of the General Corporation Law of  the  State  of

Delaware, DOES HEREBY CERTIFY that:

          1.        The name of the corporation is XCL Ltd.

2. That a Certificate of Designation was filed by the corporation with the Secretary of State of Delaware on March 4, 1998 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3. The inaccuracy or defect of said Certificate to be corrected is as follows:
               The following sentence was misplaced at the end of

the  definition  of "Trading Day" instead of at the  end  of  the definition  of "Closing Price":  "In any of such alternate  cases when  such security is not traded in prices expressed in Dollars,

such  Closing Price shall be converted into Dollars at  the  spot market  exchange  rate of pounds sterling (UK)  into  Dollars  as quoted  by  Manufacturers Hanover Trust Company on  the  date  of determination."

          4.        The definitions of "Closing Price" and "Trading Day" in

Paragraph 2 of the Certificate are corrected to read as follows:

          "Closing Price" of a security on any day means the last

sales price, regular way, per share of such security on such  day as  reported in the principal consolidated reporting system  with respect to such security listed on The American Stock Exchange or

The  New  York Stock Exchange or, if the shares of such  security are  not  listed  or  admitted to trading on The  American  Stock

Exchange  or  The  New  York Stock Exchange,  the  middle  market quotations  for  the shares of such security  (derived  from  The

London Stock Exchange Daily Official List) listed or admitted  to trading  on The London Stock Exchange, or if the shares  of  such security  are  not listed or admitted to trading  on  The  London

Stock  Exchange, the last sales price as reported in  the  Nasdaq

National Market, or if the shares of such security are not listed or admitted to trading in the Nasdaq National Market, the average of  the  high  bid  and low asked prices in the  over-the-counter market as reported by the Nasdaq Stock Market, or if the bid  and asked  prices  on  each  such day shall not  have  been  reported through the Nasdaq Stock Market, the average of the bid and asked prices  for such day as furnished by any New York Stock  Exchange member  firm regularly making a market in such security  selected for such purpose by the Board of Directors or a committee thereof on  each Trading Day during such Trading Periods.  In any of such alternate  cases  when  such security is  not  traded  in  prices expressed in Dollars, such Closing Price shall be converted  into

Dollars at the spot market exchange rate of pounds sterling  (UK)

into Dollars as quoted by Manufacturers Hanover Trust Company  on the date of determination.

           "Trading Day" means a day on which the market used for

calculating  the  Closing Price is open for  the  transaction  of business or, if the shares of such security are not so listed  or admitted to trading, a Business Day.









           IN  WITNESS  WHEREOF, said XCL Ltd.  has  caused  this

Certificate to be signed by Lisha Falk, its Secretary,  this  5th day of March, 1998.



                                            /s/ Lisha C. Falk

                                        By  Lisha Falk, Secretary
                                                  (Title)